                        INSTRUMENT OF AMENDMENT TO THE
                       RETIREMENT PLAN FOR SELF-EMPLOYED
                  INDIVIDUALS, PARTNERSHIPS AND CORPORATIONS
                         USING SHARES OF INTERNATIONAL
                  INVESTORS INCORPORATED OR THE VAN ECK FUNDS
                  -------------------------------------------


          WHEREAS, Section 9.2 of the Retirement Plan for Self-Employed Individuals, Partnerships and Corporations Using Shares of International Investors Incorporated or the Van Eck Funds (the "Retirement Plan") delegates to International Investors Incorporated the right to modify or amend the Retirement Plan; and

          WHEREAS, International Investors Incorporated desires to effect certain amendments to conform the Retirement Plan (including its related Adoption Agreements) to the requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988 and other applicable law;

          NOW THEREFORE, effective as of the dates set forth below, International Investors Incorporated amends the Retirement Plan as follows:

          1. The Retirement Plan shall be amended as set forth in that "compared" draft of the Retirement Plan attached as Exhibit A hereto, so that the Retirement Plan shall be amended and restated as set forth in Exhibit B attached hereto. Such amendments and restatement shall, except as set forth on the following schedule, be effective as of the first day of the first Plan Year beginning after December 31, 1988:

               Effective Dates for Amendments to Sections of the
                Retirement Plan Which are Other Than the First
                  Plan Year Beginning After December 31, 1988
                -----------------------------------------------

Section                         Effective Date
-------                         --------------
5-1(c)                          January 1, 1985

2.11, 2.16,
4.2(c), 7, 8.2                  January 1, 1987

2.24, 5.1(a)                    Plan Years beginning after December 31,
                                1987 for Participants with 1 or more Hours
                                of Service in such Plan Years

Name of plan, 2.12              November 1, 1989

          2. Effective as of the first Plan Year beginning after December 31, 1988, the Profit Sharing Plan Adoption Agreement and the Money Purchase Plan Adoption Agreement shall be amended and restated as set forth in Exhibit C hereto.

          3. The officers of International Investors Incorporated are authorized to execute such documents, including amendments to the Retirement Plan and trust thereunder, and to take any and all actions as any of such officers may deem necessary and advisable to carry out the purpose of this and the foregoing amendments.

          IN WITNESS WHEREOF, International Investors Incorporated has duly executed this Instrument as of the ______ day of ___________, 1990.

                              INTERNATIONAL INVESTORS INCORPORATED

                              By:___________________________________
                                   John C. Van Eck, President

                                    CONSENT
                                    -------

          Pursuant to Section 9 of the Retirement Plan, Investors Fiduciary Trust Company hereby consents to the amendments set forth in the foregoing Instrument of Amendment as of the ____ day of __________, 1990.

                                   INVESTORS FIDUCIARY TRUST COMPANY

                                   By: ____________________________

                                   EXHIBIT B

               Plan Document of the Retirement Plan for Self-Employed Individuals, Partnerships and Corporations Using Shares of INTERNATIONAL INVESTORS INCORPORATED OR THE VAN ECK FUNDS

SECTION 1.     Purpose.

          1.1 By executing the related Profit Sharing Plan or Money Purchase Plan Adoption Agreement (the "Adoption Agreement"). The Employer has established a retirement plan (the "Plan") under the Internal Revenue Code of 1986, as now in effect or as hereafter amended, consisting of the Adoption Agreement, as amended from time to time, and the following provisions of this Plan Document and the Trust Agreement, in order to create a trust fund from which benefits will be paid to eligible individuals or their beneficiaries. The corpus or income of the Trust Fund may not be used for, or diverted to, purposes other than for the exclusive benefit of Participants, Surviving Spouses or their Beneficiaries.

SECTION 2.     Definitions.
               -----------
          As used in the Plan and in the Trust Agreement adopted as a part hereof, the following terms shall have the following meanings.

          2.1 "Act" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended. All citations to sections of the Act are to such sections as they may from time to time be amended or renumbered.

          2.2 "Affiliate" means any entity affiliated with the Employer within the meaning of Sections 414(b), 414(c) or 414(m) of the Code or the Regulations under Section 414(o) of the code, except that for purposes of applying the provisions of Sections 7 and 8 with respect to Top Heavy Plans and the limitation on contributions, Section 415(h) of the Code shall also apply.

          2.3 "Beneficiary" means the person designated by a Participant pursuant to Section 5.5.

          2.4 "Break in Service" means a twelve-month period during which the Employee has failed to complete more than 500 Hours of Service. The Break in Service computation period shall be identical to the Year of Service computation period. Effective with respect to absences commencing on or after January 1, 1985, solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Service which such individual would have completed but for a maternity or paternity absence, or in the case in which such Hours cannot be determined, 8 Hours of Service per day of such absence, as determined by the Employer in accordance with the Code and Regulations; provided, however, that the total Hours of Service so credited shall not exceed 501 hours and that the individual timely provide the Employer with such information as it shall require. Hours of Service credited for a maternity or paternity absence shall be credited entirely (i) in the Plan

Year in which the absence began if such Hours of Service are necessary to prevent a Break in Service in such year, or (ii) in the following Plan Year. For purposes of this Section 2.4, maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

          2.5 "Code" means the Internal Revenue Code of 1986, as now in effect of an hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

          2.6 "Compensation" means, for a Plan Year, the first $200,000 (adjusted for cost-of-living and otherwise limited in accordance with Section 401(a)(17) of the Code) of compensation, as that term is defined in Section 415(c)(3) of the Code, received by an Employee (other than an Owner-Employee or Partner-Employee) from the Employer for any during which he is a Participant, and all wages subject to Social Security tax under Section 3101(a) of the Code (without the limitation of Section 3121(a) of the Code) including basic salary or wages, commissions, bonuses, and other extraordinary remuneration but not including deferred compensation, amounts realized from the exercise of incentive or nonqualified stock options or when restricted stock or property either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, or Employer contributions under the Plan or any other benefit plan, other than contributions through a salary reduction agreement to a cash or deferred plan under Section 401(k) of the Code, to a cafeteria plan under Section 125 of the Code or to a tax deferred annuity under
Section 403(b) of the Code.

     2.7 "Contract" means an annuity contract or a life insurance or retirement income policy described in Section 6.3 which is issued pursuant to the Plan.

     2.8 "Earned Income" means the annual net earnings of an Owner-Employee or Partner-Employee from self-employment; provided, however, that such net earnings shall be determined only with respect to a trade, business or profession in which the personal services of such Owner-Employee or Partner-Employee are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and deductions allocable to such items. In computing such net earnings, both deductions for contributions under the Plan made on behalf of an Owner-Employee or Partner-Employee and deductions for contributions made on behalf of other Participants shall be taken into account. Beginning January 1, 1990, net earnings shall be reduced by one-half of an Owner-Employee's or Partner-Employee's deductible self-employment taxes as determined in accordance with Section 401(c)(2) of the Code

          2.9 "Effective Date" means the first day of the Plan Year in which the Plan is adopted, except that it shall be the date the Plan is adopted if the Employer and the Trustee then agree in writing.

          2.10 "Employee" means a person employed in the Business including an Owner-Employee and a Partner-Employee, including all employees of the Employer or of any Affiliate, but excluding (i) any nonresident alien who receives no remuneration from the company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) and, (ii) any employee who is included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer or such employers, and which agreement does not provide for his membership in the Plan. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer.

          For purposes of the preceding paragraph, any Leased Employee shall be treated as an employee of the recipient employer, however, contributions provided by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. The preceding sentence shall not apply to any Leased Employee if Leased Employees do not constitute more than 20 percent of the recipient employer's non-highly compensated work force (as determined pursuant to Section 414(n)(5) of the Code) and such employee is covered by a money purchase pension plan maintained by the leasing organization providing: (1) a non-integrated employer contribution rate of at least 10 percent of compensation, (2) immediate participation, and (3) full and immediate vesting. For purposes of this paragraph, the term "Leased Employee" means any person (other than an employee of the recipient employer) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient employer.

          2.11 "Employer" means the sole proprietorship, partnership or corporation executing the Adoption Agreement as engaged in the trade, business or profession (the "Business") set forth in the Adoption Agreement and any successor to the Business who or which elects to continue the Plan with the written approval of the Trustee.

          2.12 "Exchange Application" means the Exchange Privilege Application pursuant to which an Employee may exercise the Exchange Privilege.

          2.13 "Exchange Privilege" means the privilege pursuant to which an Employee may, subject to the limitations, terms and conditions set forth in the Exchange Application and the current prospectuses of International Investors Incorporated and the Van Eck Funds, exchange I.I.I. Shares or V.E.F. Shares purchased with contributions to the Plan made by the Employee and the Employer on behalf of the Employee and any I.I.I. Shares or V.E.F. Shares acquired as a result of dividends and capital gains distributions thereon for shares of the Participating Funds and re-exchange such shares for shares of the other Participating Funds.

          2.14 "Fund Shares" means I.I.I. Shares and V.E.F. Shares held in a Participant's account.

          2.15 "Highly Compensated Employees" means, to the extent required by
Section 414(g) of the Code and the Regulations thereunder, all "highly compensated active employees" and "highly compensated former employees" and shall be otherwise defined as follows.

          A "highly compensated active employee" includes any Employee who performs service for the Employer or an Affiliate during the "determination year" and who, during the "look-back year": (1) received compensation from the Employer or an Affiliate in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (2) received compensation from the Employer or an Affiliate in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (3) was an officer of the Employer or an Affiliate and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes (1) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer or an Affiliate during the "determination year;" and (2) Employees who are 5 percent owners at any time during the "look-back year" or "determination year." If no officer has satisfied the compensation requirement of the preceding clause (3) during either a "determination year" or "look-back year," the highest paid officer for such year shall be treated as a Highly Compensated Employee.

          For this purpose, the "determination year" shall be the Plan Year. The "look-back year" shall be the twelve-month period immediately preceding the determination year. A "highly compensated former employee" includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer or Affiliate during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday. If an Employee is, during a determination year or look-back year, a "family member" of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the Employer or an Affiliate during such year, then the "family member" and the 5 percent owner or top-ten highly compensated employee shall be aggregated. In such case, the "family member" and 5 percent owner or top-ten highly compensated employee shall be treated as a single Employee receiving compensation and Plan contributions equal to the sum of such compensation and contributions of the family member and 5 percent owner or top-ten highly compensated employee. For purposes of this Section 2.16, "family member" includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

          The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(g) of the Code and the Regulations thereunder.

          2.16 "Hour of Service* means:

          (a) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer or an Affiliate for the performance of duties. These hours shall be credited to the Employee for the period or periods in which the duties are performed; and

          (b) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer or an Affiliate for reasons (such as vacation, sickness or disability) other than for the performance of duties (irrespective of whether the employment relationship has terminated). No more than 501 Hours of Service will be credited under this paragraph for any single continuous period. These hours shall be credited to the Employee for the period or periods in which payment is made or amounts payable to the Employee become due; and
          (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate for the period or periods to which the award or agreement pertains rather than the period in which the award, agreement, or payment was made.

          Hours of Service shall be computed and credited pursuant to Labor Department Regulation Section 2530.200b-2 and on the basis selected in Item 11 of the Adoption Agreement. Hours of Service shall also be credited for an individual considered an Employee under Section 414(n) of the Code.

The same Hours of Service shall not be credited both under Section 2.17(a) or 2.17(b), whichever is applicable, and Section 2.17(c).

          2.17 "Insurance Company" means a life insurance company which has issued a Contract.

          2.18 "IRS" means the United States Internal Revenue Service.

          2.19 "I.I.I. Shares" means the shares of any regulated investment company, the investment advisor of which is Van Eck Management Corporation.

          2.20 "Joint and Survivor Annuity" means an annuity for the life of a Participant with a survivor annuity for the life of such Participant's Surviving Spouse in an amount the Participant shall elect which is not less than one-half of, nor greater than, the amount of the annuity payable during the joint lives of such Participant and his Surviving Spouse and shall be the amount of benefit which may be purchased with the balance of such Participant's account under the Plan. If no election has been made, the percentage will be as specified in Item 12 of the Adoption Agreement.

          2.21 "Labor Department" means the United States Department of Labor.

          2.22 "Master or Prototype Plan" means a plan, the form of which is the subject of a favorable opinion letter from the IRS.

          2.23 "Normal Retirement Age" means the 65th birthday of a Participant.

          2.24 "Owner-Employee" means the sole proprietor, if the Employer is a sole proprietorship, or a partner owning more than ten percent of either the capital or the profits interest in the Employer, if the Employer is a partnership.

          2.25 "Participant" means each Employee who is made a participant in the Plan in accordance with Section 3.

          2.26 "Participating Funds" means International Investors Incorporated and any series of the Van Eck Funds which is established pursuant to the Master Trust Agreement of the Van Eck Funds, as amended from time to time.

          2.27 "Partner-Employee" means a person who has Earned Income as a partner (but not an Owner-Employee) in the Employer if the Employer is a partnership.

          2.28 "Plan Year" means the twelve-month period corresponding to the Employer's fiscal year for Federal income tax purpose.

          2.29 "Regulations" means the applicable regulations issued under the Code, the Act or other applicable law by the IRS, the Labor Department or any other governmental authority and any temporary rules promulgated by such authorities pending the issuance of such regulations.

          2.30 "Service" means employment (whether or not as an Employee) with the Employer or an Affiliate. Service shall also include (under rules determined by the Employer uniformly applicable to all Employees similarly situated and in accordance with the Regulations) (i) periods of vacation, layoff and absence authorized by the Employer for sickness, temporary disability or personal reasons, (ii) service in the Armed Forces of the United States, if and to the extent required by the Military Selective Service Act, as now in effect or an hereafter amended, or any other Federal law, and (iii) service with a predecessor employer, if the Employer maintains the plan of a predecessor employer.

          2.31 "Surviving Spouse" means a person to whom a Participant has been married (i) for the entire one-year period ending on the date of the Participant's death, and (ii) in the event of a Participant's retirement, on the date benefit payments commence.

          2.32 "Trust Agreement" means the trust agreement entered into pursuant to Section 6 as a part of the Plan.

          2.33 "Trustee" means the trustee under the Trust Fund or any successor thereto.

          2.34 "Trust Fund" means the trust fund established under the Trust Agreement.

          2.35 "V.E.F. Shares" means shares of beneficial interest in any series of the Van Eck Funds which is established pursuant to the Master Trust Agreement of the Van Eck Funds as amended from time to time.

          2.36 "Year of Service" means a twelve-consecutive month period, beginning on the date an Employee first performs an Hour of Service for the Employer or an Affiliate (or first performs an Hour of Service for the Employer or an Affiliate following a Break in Service), during which the Employee has completed at least 1,000 Hours of Service. Thereafter, Year of Service means a Plan Year (which includes the first anniversary of the date on which the Employee first performed an Hour of Service) during which the Employee has completed at least 1,000 Hours of Service. The Employee shall be credited with two Years of Service for purposes of eligibility to participate in the Plan, if he has completed at least 1,000 Hours of Service in both his initial and second Year of Service.

SECTION 3.  Participation
            -------------

          3.1 Each Owner-Employee, each Partner-Employee and each other Employee who as of the Effective Date has completed at least two Years of Service as an Employee, Owner-Employee, Partner-Employee, or any combination of the foregoing shall become a Participant on such date. Each Owner-Employee, Partner-Employee and other Employee who thereafter completes at least two Years of such Service shall become a Participant on the first day of the month coincident with or preceding such completion of Service. If an individual becomes an eligible Employee after completing two Years of

Service, he shall participate in the Plan as of the first day of the month coincident with or preceding the date on which he becomes an eligible Employee. If the Employer has as of the Effective Date been engaged in the Business for less than two years then such lesser number shall be substituted for two in the preceding sentences. By completing or amending Item 10 on the Adoption Agreement, the Employer may reduce the number of years prescribed in the preceding sentences of this Section 3.1, but the Employer cannot increase the number. If the Plan provides contributions or benefits for an Owner-Employee who "controls," either alone or in combination with other owner-employees, one or more other trades, businesses or professions other than the Business covered by the Plan, then (i) the employees and self-employed individuals of each such other trade, business or profession shall be covered by a qualified plan which provides contributions and benefits for such individuals which shall not be less favorable than the contributions and benefits provided for such Owner-Employee under the Plan, and (ii) if such Owner-Employee controls the Business covered by the Plan, then the Plan and any other qualified plan which covers such other trades, businesses or professions, when looked at as a single plan, shall satisfy Sections 401(a) and (d) of the Code with respect to the employees of the Business and all such other trades, businesses or professions. If an Employee participates as an Owner-Employee under the qualified plans of two or more trades, businesses or professions which are not controlled by such Employee and such Employee does control a trade, business or professions, the contributions or benefits of the employees under the qualified plans of the trades, businesses or professions which are controlled must be as favorable as those provided for such Employee under the most favorable qualified plan of the trade, businesses or professions which is not controlled. For purposes of the preceding sentences (i) an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly by a partnership which such Owner-Employee, or such two or more Owner-Employees are considered to control and (ii) "control" means either the entire interest in an unincorporated trade, business or profession or, in the case of a partnership, ownership of more than 50 percent of either the capital or profits interest.

          Except as provided in Section 7, all employees of all Affiliates of the Employer will be treated as being employed by the Employer.

          3.2 The participation of a Participant shall cease upon his termination of Service (i) on his retirement date, (ii) by reason of death or total and permanent disability, or (iii) accompanied by any Break in Service. The participation of a Participant who, without any Break in Service, ceases to be an eligible Employee for any reason, including his termination of Service other than on his retirement date or by reason of his death or total and permanent disability, shall not cease on account thereof. Notwithstanding any other provision of the Plan, no contributions shall be made for the benefit of, and no contributions under the Plan shall be allocated, added or otherwise credited to the account of, a Participant on or after the date on which he ceases to be an Employee and before the first day of the Plan Year coincident with or preceding the date, if any, on which he again becomes an Employee; provided, however, that a Participant who ceases to be an eligible Employee after completing 1,000 Hours of Service during a Plan Year shall be entitled to receive an Employer contribution for such year.

          3.3 Any Employee who has a Break in Service and who does not have a vested interest in the Plan prior to such Break in Service, shall be treated as a new Employee in the event that he returns to Service. Any Employee who has a Break in Service and who has a vested interest in the Plan prior to such Break in Service shall become a Participant upon the completion of one Hour of Service in the event that he returns to Service.

SECTION 4. Contributions.
           -------------

          4.1  By the Employer. For each Plan Year, the Employer shall
               ---------------
contribute, in accordance with the terms set forth in Item 9 of the Adoption Agreement, an amount in cash on behalf of each Participant. The Employer may make payment of its contribution for any Plan Year on any date or dates it elects, provided that the total amount of its contribution for any Plan Year shall be paid in full on or before such date as the Federal income tax laws applicable to such payment require the payment to be made in order to permit deduction of such payment for such Plan Year.

          4.2  By Participants. Contributions may be made by Participants as
               ---------------
follows:

          (a) Subject to Section 4.2(c), each Participant may contribute on behalf of himself an amount up to !0 percent of such Participant's Compensation or Earned income derived from the Business for such Plan Year: provided, however, that if the amount which would otherwise be contributed by the Employer on behalf of such Participant for any such Plan Year must be reduced by reason of Section 7.2, the Participant shall not be permitted to make any voluntary contributions under the Plan during the succeeding Plan Year. The contributions of Participants shall be made in cash by payroll deductions or by lump-sum contributions or by such other means as the Employer may determine.

          (b) Subject to Section 4.2(c), a Participant in Service may, notwithstanding the foregoing provisions of this Section 4.2 but subject to the provisions of Section 7.2, make a lump-sum additional contribution under the Plan in any amount which does not exceed 10 percent of his aggregate Compensation or Earned Income during the period he was a Participant under the Plan and all other qualified Plans of the Employer.

          (c) (1) Notwithstanding any other provision of this Section 4.2(c), the average contribution percentage for the Plan Year for Highly Compensated Employees shall not exceed the greater of the following average contribution percentage tests: (i) the average contribution percentage for such Plan Year of those Employees who are not Highly Compensated Employees multiplied by 1.25; or
(ii) the average contribution percentage for the Plan Year of those Employees who are not Highly Compensated Employees multiplied by 2.0 provided that the average contribution percentage for Highly Compensated Employees does not exceed the average contribution percentage for such other Employees by more than 2 percentage points. For purposes of this Section 4.2(c), the "average contribution percentage" for a Plan Year means, for each specified group of employees, the average of the ratios (calculated separately for each Employee in such group) of (x) the sum of the Employee's voluntary contributions for the Plan Year, to (y) the amount of the Employee's compensation (as defined in Section 414(s) of the Code) for the Plan Year. An Employee's average contribution percentage shall be zero, if no voluntary contributions are made on his or her behalf for such Plan Year. If the Plan and one or more other plans of the Company or an Affiliate to which any matching contributions or employee contributions within the meaning of Section 401(m) are made are treated an one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, all such matching contributions or employee contributions to such plans shall be treated as being made under a single plan for purposes of this Section 4.2(c). The average contribution percentage taken into account under this Section 4.2(c) for any Highly Compensated Employee who is eligible for such matching or employee contributions under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(m) of the Code that are maintained by the Employer shall be determined as if all such contributions were made under a single plan. The determination and treatment of the average contribution percentage of any Participant shall satisfy such other requirements as may be required by the Regulations. For purposes of determining the average contribution percentage of a Participant who is a Highly Compensated Employee subject to the family aggregations rules of Section 414(q)(6) because such employee is either a five-percent owner or one of the ten most Highly Compensated Employees as described in Section 414(q)(6), the matching and employee contributions and compensation (as defined in Section 414(s) of the Code) of such Participant shall include the matching and employee contributions and compensation (as defined in Section 414(s) of the Code) of "family members," within the meaning of Section 414(q)(6) of the Code, and such "family members" shall not be considered as separate Employees in determining average contribution percentages.

          (2) The Employer shall determine as of the end of the Plan Year, and at such time or times in its discretion, whether one of the average contribution percentage tests specified in Section 4.2(c)(1) is satisfied for such Plan Year. In the event that neither of the average contribution percentage tests is satisfied, the Employer shall refund or forfeit the excess contributions in the manner described in Section 4.2(c)(3). For purposes of this Section 4.2(c), "excess aggregate contributions" means, with respect to any Plan Year and with respect to any Participant, the excess of the aggregate amount of voluntary contributions (and any earnings and losses allocable thereto accruing to the date of distribution) made by the Highly Compensated Employee for such Plan Year, over the maximum amount of such voluntary contributions that could be made by such Employee without violating the requirements of Section 4.2(c)(l). The amount of each Highly Compensated Employee's excess contributions shall be determined by reducing the average contribution percentage of each Highly Compensated Employee whose average compensation percentage is in excess of the percentage otherwise permitted under Section 4.2(c)(1) to the maximum amount permitted by that Section.

          (3) If the Employer is required to refund excess contributions for any Highly Compensated Employee for a Plan Year in order to satisfy the requirements of Section 6.7(a), then the refund of such excess aggregate contributions shall be made with respect to such Highly Compensated Employees to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess aggregate contributions were made, but in no event later than the end of the Plan Year. All such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of such amounts attributable to each such Highly Compensated Employee.

     4.3  Vesting.  All contributions made by or on behalf of each Participant
          -------
under the Plan (except those used to pay premiums on Contracts), and all investments made with, such contributions and the earnings thereon, shall be credited to a Participant's separate account under the Trust Fund. A Participant's interest in all contributions and other amounts credited to his account and in Contracts held for his benefit shall immediately become and at all times remain fully vested and non-forfeitable.

     4.4  Further Limitation on Contributions.  Contributions made under
          -----------------------------------
Section 4.2 shall be remitted by contributing Participants to the Trustee. The Employer may commingle contributions made under Sections 4.1 and 4.2 but shall instruct the Trustee to credit the amount of each Section 4.2 contribution to the Trust Fund to the contributing Participant's account. The Employer shall keep records of the amounts of each Section 4.1 and each Section 4.2 contribution, respectively, to be credited to each Participant's account and the dates they are remitted to the Trustee.

SECTION 5.  Payment of Benefits.
            -------------------

     5.1  Time for Distribution.
          ---------------------

     (a) The amount credited to the account of any Participant shall be distributed to him following the termination of his employment, or the termination of his Service as a Partner-Employee, and shall commence no later than the later of a Participant's termination of Service as described in Section
3.2 or attainment of Normal Retirement Age. Notwithstanding the preceding sentence and any other provision of the Plan (other than Sections 5.2 and 5.6), any benefit payable to a Participant shall commence no later than the April 1st of the calendar year following calendar year in which the Participant attains age 70 1/2, provided, however, that if a Participant attained age 70 1/2 prior to January 1, 1988, then, except as otherwise provided in Section 5.2(e), any benefit payable to such Participant shall commence no later than the April 1st of the calendar year following the later of:

          (1) the calendar year in which such Participant retires; or

          (2) the calendar year in which such Participant attains age 70 1/2; and shall be paid, in accordance with the Regulations, over the life of such Participant or over the joint lives of such Participant and his Beneficiary, or over a period not extending beyond the life expectancy of such Participant or the joint life expectancy of such Participant and his Beneficiary.

     (b) If distribution of a Participant's benefit has commenced prior to the Participant's death, and such Participant dies before his entire benefit is distributed to him, distribution of the remaining portion of the Participant's benefit to the Participant's Beneficiary shall be made at least as rapidly as under the method of distribution in effect on the date of the Participant's death.

     (c) If a Participant dies before distribution of his benefit has commenced, distributions to any Beneficiary shall be made on or before the December 31st of the calendar year which contains the fifth anniversary of the date of such Participant's death; provided, however, at the Beneficiary's irrevocable election, duly filed with the Committee before the applicable commencement date set forth in the following sentence, any distribution to a Beneficiary designated under Section 5.5 may be made over the life of such Beneficiary or a period not extending beyond the life expectancy of such Beneficiary. Such distribution shall not commence later than the December 31st of the calendar year immediately following the calendar year in which the Participant died or, in the event such Beneficiary is the Participant's Surviving Spouse, on or before the December 31st of the calendar year in which such

Participant would have attained age 70 1/2, if later (or in either case, on any later date prescribed by Regulations). If such Participant's Surviving Spouse dies after such Participant's death but before distributions to such Surviving Spouse commence, this Section 5.1(c) shall be applied to require payment of any further benefits as if such Surviving Spouse were the Participant.

     (d) Pursuant to the Regulations, any benefit paid to a child of the Participant shall be treated as if paid to a Participant's Surviving Spouse if such amount will become payable to such Surviving Spouse on the child's attaining majority, or other designated event permitted by Regulations.

     (e) If a participant who is a 5% owner attained age 70 1/2 before January 1, 1998, any benefit payable to such Participant must commence no later than the April 1st of the calendar year following the later of (i) the calendar year in which such Participant attains age 70 1/2, or (ii) the earlier of (A) the calendar year within which ends the Plan Year in which the Participant became a 5% owner (B) the calendar year in which the Participant retires. For purposes of this

Section 5.1(e), a 5% owner shall mean a 5% owner of such Participant's Employer as defined in Section 416(i) of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any such subsequent Plan Year. Distributions must continue to such Participant even if such Participant ceases to own more than 5% of the Employer in a subsequent year.

     5.2  Disability.
          ----------

     If a Participant should become disabled, the amount credited to his account shall be distributed to him within six months after the date of determination of such disability. A Participant shall be considered to be disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

     5.3  Method of Payment.
          -----------------

     (a) Subject to Section 5.3(b) and Section 5.3(c), any benefit payable under the Plan shall be paid in one of the following methods of distribution, as the Participant may elect in accordance with Section 5.3(e).

          (1) The purchase therewith and delivery to the Participant by the Employer of a single premium immediate or deferred annuity (fixed or variable), containing such provisions as the Employer shall designate; provided, however, that any annuity contract distributed herefrom must be nontransferable;

          (2) In ratable monthly installment payments from the Trust Fund over any period not exceeding the remaining life expectancy of the Participant or the joint life expectancies of the Participant and his Beneficiary as determined by the Employer in accordance with the Code and Regulations; or

          (3) One lump-sum payment thereof from the Trust Fund.
     Any distribution, other than a lump-sum payment, shall be made in equal or substantially equal amounts, and any distribution may be made in Fund Shares or in cash. If the Participant's entire interest is to be distributed in other than a lump-sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and Beneficiary. For purposes of Sections 5.1 and 5.3, life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, life expectancy shall be recalculated annually in accordance with the Regulations, provided, however, that a Participant may elect to have such life expectancy not so recalculated and the life expectancy of a non-spouse Beneficiary may not be recalculated. Any method of distribution elected must satisfy the minimum distribution incidental benefit requirements of Section 401(a)(9) of the Code and the Regulations thereunder. If a Participant does not elect one of the methods of distribution above, distribution will be made in the form of one lump-sum payment.

     (b) Notwithstanding Section 5.3(a) and unless the Participant has elected otherwise in accordance with Section 5.3(c), the provisions of this Section 5.3(b) shall apply to any Participant who completes an Hour of Service after August 22, 1984. A Participant who has a Surviving Spouse shall receive his retirement benefit under the Plan in the form of a Joint and Survivor Annuity and a Participant who has no Surviving Spouse shall receive his retirement benefit under the Plan in the form of a life annuity.

     (c) Unless the Participant elects otherwise in accordance with Section 5.3(e), the provisions of this Section 5.3(c) shall apply to any Participant who completes an Hour of Service after August 22, 1984. A Preretirement Survivor Annuity shall be paid to the Surviving Spouse of a Participant or former Participant who dies before the commencement of payment of his retirement benefit. The term "Preretirement Survivor Annuity" means a benefit providing for payment of a survivor annuity to his Surviving Spouse, if any, for the life of such Surviving Spouse equal to the full account balance at the date of death. Unless the Surviving Spouse elects to have such Annuity distributed immediately, payment of the Preretirement Survivor Annuity shall commence on the last day of the month following the later of (i) the first month in which the Participant could have retired, or (ii) the month in which the Participant dies.

     (d) At the request of a terminated Participant, a Surviving Spouse, a Beneficiary or a Participant's estate in accordance with procedures of the Employer, the Trustee may make one or more advances from the Trust Fund to such terminated Participant, Surviving Spouse, Beneficiary or Participant's estate prior to the date upon which a final distribution would otherwise be made from the Trust Fund in accordance with the Plan. Such advances shall be based upon the benefit amount which would be payable, and shall reduce the amount which becomes payable, as of the date of final distribution. In any case where installment payments are to be paid or are being paid to a Beneficiary, any balance of unpaid installments upon or after said Beneficiary's death shall be payable to the estate of such Beneficiary. Only Contracts which conform to the terms of the Plan shall be issued under this Section.

     (e) The Employer shall furnish or cause to be furnished to each married Participant explanations of the Joint and Survivor Annuity and the Preretirement Survivor Annuity. With respect to a Joint and Survivor Annuity, the Employer shall provide each Participant, no less than 30 days and no more than 90 days prior to the commencement of benefits, a written explanation of: (i) the terms and conditions of the Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Joint and Survivor Annuity;
(iii) the rights of the Participant's Surviving Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Joint and Survivor Annuity. With respect to a Preretirement Survivor Annuity, the Employer shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 35, a written explanation the Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation applicable to a Joint and Survivor Annuity. If a Participant enters the Plan after the first day of the Plan Year in which the Participant attained age 32, the Employer shall provide notice no later than the close of the third Plan Year succeeding the entry of the Participant in the Plan.

     A Participant may, with the written consent of his spouse (unless the Employer makes a written determination in accordance with the Code and the Regulations that no such consent is required), elect in writing (i) to receive his benefit in one of the forms described in Section 5.3(a) in lieu of a Joint and Survivor Annuity within the 90-day period ending on the date payment of his benefit commences, or (ii) to waive the Preretirement Survivor Annuity within the period beginning on the first day of the Plan Year in which the Participant attains age 35 and ending on the date of his death. The Surviving Spouse's consent to a waiver must acknowledge the effect of the election, be witnessed by the Employer or a notary public and must be limited to a distribution for a specific Beneficiary. If the Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the election period in (ii) above with respect to the Participant's account balance at the date of separation shall commence on the date of separation. Any consent necessary under this provision will not be valid with respect to any other spouse. Any such election may be revoked by a Participant, without spousal consent, at any time within which such election could have been made. Any new waiver or change of Beneficiary shall require a new spousal consent.

     (f) Notwithstanding the preceding provisions of this Section 5.3 or of
Section 5.4, the account of a Participant with a balance of not more than $3,500 may, without the consent of the Participant or his spouse, if any, be distributed in the form of a lump-sum. (However, no distribution shall be made pursuant to the preceding sentence after the first day of the first period for which an amount is received as an annuity unless the Participant and his spouse, if any, consent in writing to such distribution.) If the value of a Participant's account balance derived from Employer and Employee contributions exceeds $3,500, the Participant and his spouse, if any, must consent to any distribution from such account.

     5.4  Distribution on Death.
          ---------------------

     If a Participant has elected in accordance with Section 5.3(e) to receive benefits in a form other than a Joint and Survivor Annuity or to waive the Preretirement Survivor Annuity, as applicable, and dies before the distribution of his benefits from his account under the Trust has commenced pursuant to
Section 5.1 or 5.2, or before such distribution has been completed, then the entire amount or remaining amount credited to his account shall be distributed to his Beneficiary. Such distribution shall at the Beneficiary's written election, be made in one lump cash sum, as described in Section 5.3(a)(3), or in ratable monthly installments; provided, however, that such distribution shall be made in accordance with Section 5.1(b) and (c). Any method of distribution elected must satisfy the minimum distribution incidental benefit requirements of
Section 401(a)(9) of the Code and the Regulations thereunder. For purposes of this Section 5.4, payments will be calculated by use of the return multiples specified in Section 1.72-9 of the Regulations. Life-expectancy will be calculated at the time distribution first commences and payments for any 12-consecutive month period will be based on such life expectancy less the number of whole years passed since the distribution first commenced.

     5.5  Designation of Beneficiary.
          --------------------------

     In the case of an unmarried Participant or a married Participant whose spouse consents in accordance with Section 5.3(e), such Participant shall have the right, by written notice to the Employer, to designate or to change a Beneficiary to receive any benefit payable under the Plan with respect to such Participant in the event of his death. If benefits are payable in a form other than a Joint and Survivor Annuity and if no such designation is in effect on a Participant's death or if the designated Beneficiary has predeceased the Participant, his Beneficiary shall be his Surviving Spouse, if any, or if the Participant has no Surviving Spouse, his estate.

     5.6 Withdrawal of Contributions.
         ---------------------------

     Any Participant who has made or is considered as having made contributions on behalf of himself pursuant to Section 4.2 above may, with his spouse's consent, if any, upon 30 days, written notice filed with the Trustee by the Employer, have paid to him all or any portion of the lesser of the amounts specified in clauses (a) and (b) below:

     (a) the fair market value of the Fund Shares purchased with the aggregate amount of such contributions (but exclusive of any earnings thereon); or

     (b) the aggregate amount of such contributions (but exclusive of any earnings thereon and any portion thereof used to purchase current insurance protection for a Participant).

     Before making payment to a Participant under this Section 5.6, the Trustee must be supplied with a written statement signed by the Employer or the Participant certifying the amounts of any such portions.

     5.7  Payments Due under Contracts. Upon the death of a Participant, any
          ----------------------------
payments which are due or which may become due under a Contract shall be paid in accordance with the terms of the Contract.

SECTION 6. Trust.
           -----

     6.1  Custody of Fund Shares.
          ----------------------
     All contributions under the Plan except that portion, if any, allocated to premiums on Contracts purchased by the Employer shall be paid over to the Trustee to be held by the Trustee in trust and in accordance with the Trust Agreement.

     6.2  Trust Agreement.
          ---------------

     The Trust Agreement shall provide:
     (1) That all the contributions, including rollover contributions, to the Trust Fund (including all earnings thereon) shall be applied to the purchase of full and fractional I.I.I. Shares or V.E.F. Shares, as directed in writing by the Employer with respect to Employer contributions or as directed in writing by the Participant with respect to his voluntary contributions,

     (2) That all earnings received on I.I.I. Shares shall be reinvented in I.I.I. Shares and all earnings on V.E.F. Shares shall be reinvested in V.E.F. Shares of the same mutual fund that paid such earnings,

     (3) That the shareholder of record of all Fund Shares shall be the Trustee or its nominee or nominees. Each Participant shall be the beneficial owner of all Fund Shares held in and credited to his account under the Trust Fund, and

     (4) That a Participant shall be eligible to exercise the Exchange Privilege, subject to the limitations, terms and conditions set forth in the Exchange Application and the current prospectuses of International Investors Incorporated or the Van Eck Funds.

     6.3  Purchase of Contracts.
          ---------------------

     Subject to Section 6.4, a portion of the contributions otherwise payable by the Employer for a Participant pursuant to Section 4.1 may, if elected by the Employer, be used to pay premiums on non-transferable fixed or variable annuity contracts, retirement income policies or term, ordinary or endowment life insurance policies purchased and held by the Employer for the benefit of the Participant who shall be the named insured. The Employer shall substitute a bank as trustee or custodian of the Contracts if the Employer is notified by the IRS that such substitution is required because the holder of the Contracts is not keeping such records or making such returns or rendering such statements as are required by law.

     Neither the Trustee nor INTERNATIONAL INVESTORS INCORPORATED nor VAN ECK FUNDS shall be deemed to have endorsed any Insurance Company as a suitable issuer of any such Contract under the Plan.

     No Participant may borrow against the cash surrender value of a Contract, and any dividends on a Contract shall be used for the purchase of additional benefits under the Contract or held by the Insurance Company at interest for the benefit of the Participant under the terms of the Contract or the rules of the Insurance Company. A Contract may include waiver of premium for disability or accidental death benefits (double indemnity) riders.

     The Contracts must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the Contracts to the Participant's Benefit in accordance with the distribution provisions of the Plan. A Participant's Surviving Spouse will be the beneficiary of the proceeds in all circumstances unless an election has been made in accordance with Section 5.3(e) of the Plan.

     In the event of any conflict between the terms of the Plan and the terms of any Contract, the Plan provisions shall control.

     6.4  Payment of Premiums on Contracts.
          --------------------------------

     Premium payments for Contracts shall be remitted by the Employer directly to the Insurance Company. To the maximum extent permitted by law, the Trustee, INTERNATIONAL INVESTORS INCORPORATED and VAN ECK FUNDS shall not be liable for any amounts payable under a Contract or for any error by the Employer in remitting premiums.

     The maximum aggregate amount which may be used pay the premiums for term insurance under any Contract or Contracts shall be less than 25 percent of the aggregate contributions paid by the Employer for the insured Participant and the maximum aggregate premiums paid for ordinary or whole life insurance shall be less than 50 percent of the aggregate contributions so paid. If both ordinary life and term insurance are purchased on the life of any Participant, the sum of the term insurance premium plus one-half of the ordinary life premium may not exceed 25 percent of the Employer's contribution made on behalf of such Participant. If retirement income (or endowment) Contracts are purchased on behalf of Any Participant, the death benefit under the Contract shall not be greater than 100 times the anticipated monthly annuity provided under such Contract. If, on the ground that a Participant is a substandard risk, an Insurance Company refuses to issue a policy on his life at standard rates but will issue one at higher rates, a Contract may be purchased under the Plan in a reduced face amount if necessary so that the foregoing limits on total premiums are observed.

     It shall be the duty of the Employer to compare (i) the total premiums paid or about to be paid on any Contracts for a Participant with (ii) the total Employer contributions for the Participant including the estimated Employer contributions to be made on his account for the remainder of the year, and with the cooperation of the Participant to effect such modification of the Contracts for the Participant as is necessary to the end that the Employer contributions used to pay premiums do not exceed the foregoing limits on total premiums. If such modification cannot be effected with the cooperation of the Participant, the Employer shall not use any further portion of its contributions to pay premiums with respect to the Participant until payment would be within the foregoing limits. Subject to the Joint and Survivor Annuity requirements of
Section 5.3, any Contract purchased pursuant to Section 6.3 providing insurance on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon commencement of benefits.

     Notwithstanding the foregoing provisions of this Section 6.4, the entire or remaining premium for an annuity contract purchased for distribution pursuant to
Section 5.3(a) may be paid in one lump-sum. For purposes of this

Section 6.4, ordinary life insurance contracts are Contracts with both nondecreasing death benefits and nonincreasing premiums.

SECTION 7.  Maximum Amount of Allocation.
            ----------------------------

     7.1 If the Participant does not participate in, and has never participated in, any other qualified plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, the amount of Annual Addition which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

     7.2 If, in addition to this Plan, the Participant is covered under any other qualified defined contribution plan or plans (all of which are qualified Master or Prototype Plans), or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, the amount of Annual Addition which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of:

     (a) The Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under such other defined contribution plans and welfare benefit funds, or

     (b)  Any other limitation contained in this Plan.

     7.3 Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer contributions based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior Limitation Years.

     7.4 As soon as is administratively feasible after the end of a Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

     7.5 If a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts most recently allocated except that Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

     7.6 If an Excess Amount was allocated to a Participant on an Allocation Date of this Plan which coincides with an Allocation Date of another plan, the Excess Amount attributed to this Plan will be the product of:

     (a) The total Excess Amount allocated as of such date (including any amount which would have been allocated except for the limitations of Section 415 of the Code) times

     (b) The ratio that (i) the amount allocated to the Participants an of such date under this Plan bears to (ii) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Section 415 of the Code).

     7.7 If, pursuant to the foregoing provisions, there is an Excess Amount with respect to a Participant for Limitation Year attributable to this Plan, such Excess Amount shall be disposed of as follows:

     (a) First, any voluntary Participant contributions, to the extent that the return would reduce the Excess Amount, shall at the written election of the Participant as communicated to the Trustee in accordance with procedures established by the Employer, be returned to him. Any nondeductible Employer contributions on behalf of a self-employed individual will, at the direction of the Employer, be returned to the Employer within one year after the deduction is disallowed.

     (b) In the event that the Participant is in the Service of the Employer at the end of the Limitation Year, then any portion of such Excess Amount which constitutes

Employer contributions must not be distributed to the Participant, but shall be reapplied to reduce future Employer contributions under the Plan for the next Limitation Year (and for each succeeding Limitation Year, as necessary) for such Participant, so that in each such Limitation Year, the sum of actual Employer contributions plus the reapplied amount shall equal the amount of Employer contributions which would otherwise be allocated to such Participant's account.

     (c) In the event that the Participant is not in the Service of the Employer at the end of the Limitation Year or in the event that the Participant is not entitled to have an Employer contribution allocated to his account for the next Limitation Year, then such Excess Amount must not be distributed to the Participant, but shall be reapplied to reduce future Employer contributions for all remaining Participants.

     If an Excess Amount exists at any time during a Limitation Year, it shall receive allocations of investment earnings or losses.

     7.8 If the Employer also maintains another plan which is a qualified defined contribution plan other than a Master or Prototype Plan, Annual Additions allocated under this Plan on behalf of any Participant shall be limited in accordance with the provisions of Sections 7.2, 7.5 and 7.6, as though the other plan were a Master or Prototype Plan, unless the Employer provides other limitations pursuant to Item 13(a) of the Adoption Agreement.

     7.9 If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's account under this Plan for any Limitation Year will be limited in accordance with Item 13(b) of the Adoption Agreement.

     7.10 For purposes of Section 7 of the Plan, the following terms shall have the following meanings:

     (a) "Annual Addition" means the sum of the following amounts which, without regard to this Section 7, would have been allocated or credited to a Participant's account for a Limitation Year:

          (i)   all Employer contributions made on his behalf,

          (ii)  all forfeitures, and

          (iii) all voluntary Participant contributions.

For purposes of this Section, (i) amounts reapplied to reduce the Employer contributions under Sections 7.7(b) and 7.7(c) shall be treated as Employer contributions, (ii) effective April 1, 1984, amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a defined benefit plan maintained by the Employer and (iii) effective January 1, 1986, amounts derived from contributions paid or accrued in taxable years ending on or after such date, which are attributable to post-retirement medical benefits allocated to the account of a Key Employee, as defined in Section 419A(d)(3), under a welfare benefit fund, as defined in
Section 419(e), maintained by the Employer, shall be treated as Annual Additions to a defined contribution plan.

     Nothwithstanding the foregoing provisions of this Section 7.10(a), in determining the maximum Annual Addition for any Plan Year beginning before January 1, 1987, the Annual Addition shall not be recomputed to treat all voluntary contributions as an Annual Addition.

     (b) "Maximum Permissible Amount" means, with respect to any Participant for a Limitation Year, the lesser of (i) $30,000, or, if greater, one-fourth ( 1/4) of the defined benefit dollar limitation set forth in Section 415(b)(1)(A) of the Code as in effect for such Limitation Year or (ii) 25 percent of the Participant's Compensation for the Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve-consecutive month period, the Maximum Permissible Amount for the short Limitation Year shall be the lessor of (i) $30,000, or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Section 415(b)(1)(A) of the Code as in effect for such Limitation Year, multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12, or (ii) 25 percent of the Participant's Compensation for the short Limitation Year.

     (c) "Excess Amount" means the excess of the Participant's Annual Addition for a Limitation Year over the Participant's Maximum Permissible Amount (or, if applicable, such amount as reduced as required by Section 7.2(a)), less any administrative charges allocable to such excess.

     (d) "Limitation Year" means a calendar year (or, if different, the Plan
Year). The Limitation Year for all qualified plans of the Employer shall be identical. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

     (e) "Allocation Date" means the date as of which all or any portion of an Annual Addition is allocated or credited to a Participant's account under this Plan for a Limitation Year. An Annual Addition made in a subsequent Limitation Year is deemed allocated or credited as of the last day of the preceding Limitation Year if it is made (i) for such preceding Limitation Year and (ii) not later than the time prescribed by law (including any extensions) for filing the Employer's Federal income tax return for the Employer's fiscal year coincident with which such Limitation Year ends.

     (f) "Employer" means the Employer under this Plan and any Affiliate of such Employer.

     (g) "Defined Benefit Fraction" means a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans, as defined in Section 414(j) and 415(k) of the Code (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 125 percent of the dollar limitation in effect for the Limitation Year under Section 415(b)(1)(A) of the Code or (ii) 140 percent of the Participant's average compensation for his high three consecutive years within the meaning of Section 415(b)(3) of the Code for such Limitation Year. For purposes of this Section 7.10(g), projected annual benefit means the benefit (adjusted to an actuarially equivalent straight life annuity or qualified joint and survivor annuity in accordance with the Regulations) to which the Participant would be entitled under the terms of a defined benefit plan assuming
(i) the Participant will continue in employment until the later of his current age or such plan's normal retirement age and (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under such plan will remain constant for all future Limitation Years.

     Notwithstanding the above paragraph, if the Participant was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1,

1982, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the later of September 30, 1983, or the end of the last Limitation Year beginning before January 1, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code as in effect at the end of the 1982 Limitation Year. For purposes of this paragraph, a Master or Prototype Plan with an opinion letter issued before January 1, 1983, which was adopted by the Employer on or before September 30, 1983, is treated as a plan in existence on July 1, 1982.

     (h) "Defined Contribution Fraction" means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years with the Employer (regardless of whether a defined contribution plan was maintained by the

Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or 140 percent of the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to the Participant for such year. If the Employee was a Participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of September 30, 1983, or the end of the last Limitation Year beginning before January 1, 1983. This adjustment also will be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this article became effective to any plans of the Employer in existence on July 1, 1982. For purposes of this paragraph, a Master or Prototype Plan with an opinion letter issued before January 1, 1983, which is adopted by the Employer on or before September 30, 1983, is treated as a plan in existence on July 1, 1982.

SECTION 8.  Top-Heavy Provisions.
            --------------------

     8.1 The Plan will be considered a Top-Heavy Plan for any Plan Year if it is determined to be a Top-Heavy Plan as of the last day of the preceding Plan Year (or, with respect to the first Plan Year, the last day of such Plan Year). Notwithstanding any other provisions in the Plan, the provisions of this Section 8 shall apply and supersede all other provisions in the Plan during each Plan Year with respect to which the Plan is determined to be a Top-Heavy Plan.

     8.2 For purposes of this Section 8 the following terms shall have the meanings set forth below:

     (a) "Aggregation Group" shall mean the group composed of each qualified retirement plan of the Employer or an Affiliate in which a Key Employee is a participant or participated at any time during the determination period (regardless of whether the qualified retirement plan has terminated) and each other qualified retirement plan of the Employer or an Affiliate which enables a plan of the Employer or an Affiliate in which a Key Employee is a participant to satisfy Section 401(a)(4) or 410 of the Code. In addition, the Employer may choose to treat any other qualified retirement plan in which a Key Employee is a Participant as a member of the Aggregation Group if such Aggregation Group will continue to satisfy Sections 401(a)(4) or 410 of the Code with such plan being taken into account.

     (b) "Key Employee" shall mean a "Key Employee as defined in Section 416(i)(1) and (5) of the Code and the Regulations promulgated thereunder.

     (c) "Non-Key Employee" shall mean a "Non-Key Employee" as defined in
Section 416(i)(2) of the Code and the Regulations promulgated thereunder.

     (d) "Top-Heavy Plan" shall mean for any Plan Year beginning after December 31, 1983, the Plan if any of the following conditions exists:

     (1) If the Top-Heavy Plan Ratio for the Plan exceeds 60 percent and the Plan is not part of any Aggregation Group.

     (2) If the Plan is a part of an Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

     (e) "Top-Heavy Ratio" shall mean, if the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the five year period ending on the determination date(s) has or has had accrued benefits, for the Plan alone or for the Aggregation Group, a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the five year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balances distributed in the five year period ending on the determination date(s)), both computed in accordance with Section 416 of the Code and the Regulations promulgated thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the Regulations promulgated thereunder. If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five year period ending on the determination date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s) and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all

Participants, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the Regulations promulgated thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five year period ending on the determination date. For purposes of this Section, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the Regulations promulgated thereunder for the first and plan years of a defined benefit plan. The account balances and accrued benefits of an individual who has not performed services for an Employer maintaining the Plan at any time during the five year period ending on the determination date will be disregarded. The accrued benefit of any Employee shall be determined under the method which is used for accrual purposes for all plans of the Employer, or if there is no such method, then as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the Regulations promulgated thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year. For purposes of this Section 8.2, present value shall be based only on the interest and mortality rates specified in the defined benefit plan, if any, maintained by the Employer.

     (f) "Valuation Date" shall mean the date elected by the Employer as of which account balances are valued for purposes of calculating the Top-Heavy Ratio.

     8.3 Subject to the provisions of Section 8.4, for each Plan Year that the Plan is a Top-Heavy Plan, the Employer contribution (including forfeitures and contributions attributable to salary reduction or similar arrangements) allocable to the account of each Participant who is in Service at the end of the Plan Year and who is not a Key Employee shall not be less than the lesser of (1) 3% of such Participant's Compensation, or (ii) in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for the Plan Year. For each Plan Year in which the paired plans are Top-Heavy Plans, the Employer will provide a minimum contribution equal to 3% of total Compensation for each non-Key Employee who is entitled to a minimum contribution under both paired defined contribution plan =001 and defined contribution plan =002. For purposes of the Plan, the phrase "paired plans" shall refer to the Profit Sharing and the Money Purchase Plans provided for under the Plan which also are referred to as defined contribution plan =001 and defined contribution plan =002, respectively.

     8.4 (a) For each Plan Year that the Plan is a Top-Heavy Plan, 1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the Defined Benefit Fraction and of the Defined Contribution Fraction for purposes of Section 7 of the Plan.

     (b)  If, after substituting 90% for 60% wherever the latter appears in
Section 416(g) of the Code, the Plan is not determined to be a Top-Heavy Plan, the provisions of Section 8.4(a) shall not be applicable if the minimum Employer contribution (including forfeitures) allocable to the account of any Participant who is not a Key Employee as specified in Section 8.3 is determined by substituting "4" for "3".

     8.5 If, with respect to a Non-Key Employee who benefits in a Plan Year under both a defined contribution and defined benefit plan which are Top Heavy Plans maintained by the Employer, a top heavy minimum benefit is not provided for such Plan Year under both plans, then such determination for such Plan Year shall be made in conformity with the comparability analysis described in Q&A M-12 of Section 1.416-1 of the Regulations. Such analysis shall be modified, where a factor of 1.25 is utilized for such Plan Year in connection with the satisfaction of the limitations set forth in Section 415(e) of the Code, in accordance with the last sentence of Q&A M-14 of Section 1.416-1 of the Regulations.

     8.6 The Employer shall, to the extent permitted by the Code and in accordance with the Regulations, apply the applicable provisions of this Plan, including any alternative provided under Item 13(c) of the Adoption Agreement, to take into account the benefits payable and the contributions made under any other plans maintained by the Employer or any Affiliates which are qualified under Section 401(a) of the Code to prevent inappropriate omissions or required duplication of minimum benefits or contributions.

SECTION 9.  Amendment and Termination.
            -------------------------

     9.1  By Employer. The Employer may at any time and from time to time
          -----------
modify, amend or terminate the Plan in whole or in part (including retroactive amendments) by delivering to the Trustee and each Insurance Company a written copy of such modification, amendment or termination signed by the Employer; provided, however (a) the Employer shall have no power to amend or terminate the Plan in such manner as would cause or permit any part of the Trust Fund

(other than such part as may be required for the payment of taxes or expenses incurred in the administration of the Plan or as may be required to satisfy any proper charge of the Trustee pursuant to the Trust Agreement) to be diverted to purposes other than for the exclusive benefit of Participants, their Surviving Spouses or their Beneficiaries, or as would cause or permit any portion of such assets to revert to or become the property of the Employer, (b) the Employer shall not have the right to eliminate an optional form of distribution or modify or amend the Plan retroactively in such a manner as to deprive any Participant, Surviving Spouse or Beneficiary of any benefit to which he was entitled under the Plan by reason of contributions made by the Employer, or of any payment option thereof, prior to the modification or amendment unless such modification or amendment is necessary to conform the Plan to, or satisfy the conditions of, any law, governmental regulation or ruling, or to permit the Plan and Trust Fund to meet the qualification requirements of the Code, and (c) any such retroactive modification, amendment or termination either must be accompanied by an opinion of counsel that it is necessary or advisable to conform the Plan to, or satisfy the conditions of, any such law, regulation or ruling or to permit the Plan and Trust Fund to meet the requirements for qualification under the Code, or must be consented to by the Trustee. However, if the Employer amends any provision of this Plan other than pursuant to an election permitted in the Adoption Agreement or pursuant to an amendment initiated by INTERNATIONAL INVESTORS INCORPORATED pursuant to Section 9.2 below, such Employer shall no longer participate in this Master or Prototype Plan, and the Employer's Plan will be considered to be an individually designed program. If the Employer's Plan fails to attain or retain qualification, such Plan will no longer participate in this Master or Prototype Plan and will be considered to be an individually designed program. If at any time upon failure of the Employer to correspond with the Trustee or for other reasonable cause the Trustee determines in good faith that the Employer has abandoned the Plan, it may treat the Plan as terminated by the Employer.

     If the Plan is amended to provide for other than full and immediate vesting, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's non-forfeitable percentage, each Participant with at least 3 Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his non-forfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

     (i)    60 days after the amendment is adopted;
     (ii)   60 days after the amendment become effective; or

     (iii) 60 days after the Participant is issued written notice of the amendment by the Employer.

     9.2  Delegation of Right to Amend.
          ----------------------------

     The Employer by its adoption of the Plan delegates to INTERNATIONAL INVESTORS INCORPORATED the Employer's right to modify or amend the Plan subject to the limitations set forth in Section 9.1 above, and the Employer shall be deemed to have consented to any modification or amendment so made. The Employer shall be furnished notice of any amendment so made and, upon the Employer's written request, a copy of the amendment.

     9.3  Automatic Termination.  The Plan shall terminate upon the death of the
          ---------------------
proprietor, if the Employer is a sole proprietorship, or upon the termination of the partnership, if the Employer is a partnership, unless upon such death or termination a successor to the Business elects to continue the same and such continuation is approved by the Trustee.

     9.4  Procedure upon Termination.  Upon termination of the Plan any and all
          --------------------------
assets remaining in the Trust Fund for the benefit of Participants shall be distributed by the Trustee to such Participants in accordance with amounts credited to their accounts as of the date of such termination (together with any earnings subsequently accrued thereon). Such distributions shall be in Fund Shares or in cash or other property in one or more of the ways permitted in Section 5.3, as directed by the Participant (or, in the absence of such direction by the Participant, as determined by the Trustee). In addition, upon the termination of the Plan all Contracts held by the Employer pursuant to the Plan shall be delivered to the respective Participants, provided that such a Contract delivered to a Participant who is, or has been, a Key Employee, as defined in Section 8.2(b), at any time the Plan is, or has been, considered a Top-Heavy Plan, as, defined in Section 8.2(d), shall provide that the Participant shall not in any way receive cash thereunder or therefor in excess of his own contributions before he attains age 59 1/2, except in the event of his prior disability.

     SECTION 10. Miscellaneous.
                 -------------
     10.1 Status of Participants.
          ----------------------
     (a) Neither the establishment of the Plan and Trust Fund nor any modification thereof, nor the creation of any account thereunder, nor the payment of any benefits, shall be construed as giving to any Participant or any other person any legal or equitable right against the Employer, or the Trustee or any Insurance Company, except as herein provided, and, in no event, shall the terms of employment of any Employee or Participant be modified or in any way affected by the adoption of the Plan.

     (b) All disputed claims for benefits under the Plan shall be submitted to, and within a reasonable period of time decided by, one person designated in writing by the Employer. Written notice of the decision on each such claim shall be furnished reasonably promptly to the claimant. If the claim is wholly or partially denied, such written notice shall set forth an explanation of the specific findings and conclusions on which such denial is based. A claimant may review all pertinent documents and may request a review by the Employer of such a decision denying the claim. Such a request shall be made in writing and filed with the Employer within a reasonable period of time, as specified by the Employer in writing from time to time, after delivery to said claimant of written notice of said decision. Such written request for review shall contain all additional information which the claimant wishes the Employer to consider. The Employer may hold any hearing or conduct any independent investigation which it deems necessary to render its decision, and the decision on review shall be made as soon as possible after the Employer's receipt of the request for review. Written notice of the decision on review shall be promptly furnished to the claimant and shall include specific reasons for such decision. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons as to participation and benefit eligibility, the Employee's amount of Compensation or Earned Income and as to any other matter of fact or interpretation relating to the Plan.

     10.2 Administration and Enforcement.
          ------------------------------

     The Plan shall be administered by the Employer, who shall be the named fiduciary and the plan administrator and who shall have the sole authority to enforce the Plan and the Trust Agreement on behalf of any and all persons having or claiming any interest under the Plan or Trust Agreement and shall be responsible for the operation of the Plan in accordance with its terms; provided, however, that the Employer's administrative powers and duties may be delegated to a committee established for that purpose by the Employer, in which case the committee shall be the named fiduciary and plan administrator. The Employer shall establish a funding policy for the Plan, shall determine the time and manner of payment of benefits pursuant to Section 5 and shall determine all questions arising out of the administration, interpretation and application of the Plan, which determinations, subject to Section 10.1, shall be conclusive and binding on all persons. The Employer shall so administer the Plan as to maintain the Plan as a qualified plan within the meaning of Section 401 of the Code.

     10.3 Transfers to or from Other Qualified Plans.
          ------------------------------------------

     (a) With the consent of the Trustee, the Employer may cause to be transferred (directly or indirectly, including by rollover from a conduit individual retirement account in accordance with Section 408(d) of the Code and the Regulations thereunder) to the Trust Fund all or any of the assets held (whether by a trustee, custodian or otherwise) under any other plan maintained for the benefit of any of the Participants which plan is represented by the Employer to the Trustee as satisfying the applicable requirements of Section 401(a) of the Code. Any such assets so transferred shall be In the form of cash and accompanied by written instructions from the Employer which shall be conclusive upon the Trustee, naming the Participants for whose benefit such assets have been transferred and showing separately the respective contributions by the Employer and by the Participants and the current value of the assets attributable thereto. Appropriate adjustment will be made to the amount of contributions otherwise required or permitted under Section 4 for the Plan Year in which such transfer occurs, on account of contributions for such Plan Year under such other plan.

     (b) The Employer, subject to the provisions of the Trust Agreement, may request in writing that the Trustee transfer assets held in the Trust Fund for the account of a Participant or Participants to another custodian or trustee of any other plan maintained by the Employer for the benefit of such Participant or Participants, provided that any such Participant who was an Owner-Employee under the Plan is treated as an owner-employee under such other plan, and provided that the requirements of Section 401(a) of the Code or successor provisions of law are satisfied by such other plan. The assets so transferred shall be accompanied by written instructions from the Employer naming the persons for whose benefit such assets have been transferred and showing separately the respective contributions by the Employer and by the Participants and the current value of the assets attributable thereto. Upon such transfer the provisions of the qualified plan to which such transfer is made shall govern and the provisions of this Plan shall have no further effect. Any transfer from the Plan to another plan pursuant to this paragraph may, subject to such restrictions, include a transfer of Contracts from the Employer.

     (c) In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated.

     10.4 Limitation on Liability.
          -----------------------

     To the maximum extent permitted by law, neither the Trustee nor INTERNATIONAL INVESTORS INCORPORATED nor the VAN ECK FUNDS shall have any liability with respect to money transferred by the Employer to an Insurance Company pursuant to the Plan, and neither the Trustee nor INTERNATIONAL INVESTORS INCORPORATED nor the VAN ECK FUNDS shall be responsible for the validity of any Contract.

     The Trustee shall have no responsibility to verify the accuracy of any information supplied by an Insurance Company, and, to the maximum extent permitted by law, the Trustee shall not incur any liability for its distribution of any inaccurate information supplied by any Insurance Company.

     10.5 Allocation of Charges.
          ---------------------

     Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the assets of the Plan, or the income arising therefrom, any transfer taxes incurred in connection with the investment and reinvestment of the Trust Fund and all other administrative expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee, and the Trustee's compensation shall be paid and charged as provided in the Trust Agreement.

     10.6 Condition of Plan and Trust.
          ---------------------------

     It is a condition of the Plan and the Trust Fund, and each Employee by participating herein expressly agrees, that he shall look solely to the assets of the Trust Fund and any Contracts purchased for him pursuant to the Plan for the payment of any benefit to which he is entitled under the Plan.

     10.7 Necessity of Qualification.
          --------------------------

     The Plan in established with the intent that it shall qualify under Section 401 of the Code. Notwithstanding any other provision contained herein, if it is determined by the IRS upon the application for initial qualification that the Plan does not so qualify, all contributions made hereunder prior to such determination, or the Fund Shares or Contracts purchased therewith, and any income earned thereon, shall be returned within one year after the date such initial qualification is denied proportionately to the persons contributing the same; and the Plan shall be considered to be rescinded and of no force and effect unless such determination can be cured by a retroactive amendment pursuant to Section 401(b) of the Code.

     10.8 Inalienability of Benefits.
          ---------------------------

     Except as pursuant to the terms of a Qualified Domestic Relations Order, no amount payable at any time under the Plan and the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. For purpose of this Section 10.8, "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Employer in accordance with procedures established under the Plan, to constitute a qualified domestic relations order within the meaning of Section 414(p)(1) of the Code.

     10.9 Benefits Provided by Contract.
          -----------------------------

     If the payment of any benefit under the Plan is provided for by a Contract the payment of such benefit shall be subject to all the provisions of such Contract and this Plan.

     10.10  Payments to Minor or Incompetent.
            --------------------------------

     If the Employer shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of disability, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to his spouse, a child, a relative, an institutions maintaining or having custody of such person or any other person deemed by the Employer to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability therefor of the Plan and the Trust Fund.

     10.11  Segregation.
            ------------

     If the Employer's Plan become disqualified, the Trustee shall segregate the trust assets attributable to such Employer from the other assets of the Trust Fund.

     10.12  Status of International Investors Incorporated and Van Eck Funds.
            -----------------------------------------------------------------

     Neither INTERNATIONAL INVESTORS INCORPORATED nor VAN ECK FUNDS shall be considered a party to the Plan and both of them and the Trustee shall be fully protected in relying upon all information concerning the Plan and the Participants which is shown on the Adoption Agreement or in subsequent notices by the Employer. Neither INTERNATIONAL INVESTORS INCORPORATED nor VAN ECK FUNDS shall have any duty or obligation to see to the application of funds paid by the Employer to the Trustee or to an Insurance Company nor shall they be fiduciaries with respect to the Plan.

     10.13  Headings.
            --------

     The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.

     10.14  Adoption Agreement Part of Plan.
            -------------------------------

     The information set forth in the Adoption Agreement shall be part of the Plan as if set forth fully herein.

     10.15  Governing Law.
            -------------

     Except as preempted by the Act, the Plan shall be governed by and construed, administered and enforced according to the laws of the State of Missouri.

                       [To be typed on the stationery of
                            III and Van Eck Funds]


                                         [Date]


Dear Employer:

          As you know, certain changes have been made to the Retirement Plan for Self-Employed Individuals, Partnerships and Corporations Using Shares of International investors Incorporated or the Van Eck Funds (previously referred to as the "Keogh Plan" but now referred to as the "Retirement Plan") by operation of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988 and other changes in the law. The Retirement Plan has recently been amended to reflect these required changes. A copy of the plan document for the Retirement Plan as amended is available upon request.

          Briefly, the more important amendments to the Retirement Plan are as follows:

          (1) For plan years beginning after December 31, 1988, compensation in excess of $200,000 (as adjusted for the cost of living) may not be taken into account.

          (2) Effective for services provided after December 31, 1986, the exception for leased employees from participation in the Retirement Plan is narrowed to add the requirements that leased employees not exceed 20% of an employer's non-highly compensated workforce and that the leased employee be covered under a money purchase pension plan with a non-integrated contribution rate of 10% of compensation (not 7%, as formerly required).

          (3) For plan years beginning after December 31, 1987, a qualified plan generally may not exclude employees from participation on account of age.

          (4) For plan years beginning after December 31, 1988, the requisite number of years of service to participate may not exceed two.

          (5) For plan years beginning after December 31, 1986, average after-tax voluntary contributions made by certain highly compensated employees may not exceed a proportion of the average of such contributions made by nonhighly compensated employees.

          (6) With certain exceptions, distributions to a participant must generally begin no later than April 1 of the calendar year after the year the participant attains age 70 1/2, regardless of when the participant retires.

          (7) For plan years beginning December 31, 1986, all of a participant's voluntary contributions are counted as annual additions for purposes of the maximum limitations on contributions under Code Section 415.

          (8) Beginning January 1, 1990, net earnings of self-employed individuals for purposes of plan contributions based on such earnings, must generally be reduced by 1/2 of such individuals, self-employment taxes.

          The above brief overview of the amendments to the Retirement Plan is not intended to be a complete explanation of the changes, which may vary according to an employer's particular circumstances. Some additional clarifications have been made which do not significantly change the Retirement Plan. Each employer is solely responsible for the procedural, nondiscrimination and other qualification requirements applicable to the Retirement Plan under the Internal Revenue Code, the Employee Retirement Income Security Act of 1974 and other applicable law.

          It is not necessary to execute a new application. Unless a written objection is received by Investors Fiduciary Trust Company, P.O. Box 407, Kansas City, Missouri 64141 from you within thirty (30) days from the date of this letter, you shall be deemed to have consented to the Retirement Plan amendments.

          Should you have any questions on these amendments please call Toll Free at (800) 221-2220 or in New York collect at (212) 687-5200.

                              International Investors Incorporated and Van Eck Funds


                              By: ____________________________________________
                                    John C. Van Eck, President

                                   EXHIBIT C


                     INTERNATIONAL INVESTORS INCORPORATED

                                 VAN ECK FUNDS

                    Profit Sharing Plan Adoption Agreement

INSTRUCTIONS
------------

To establish a Profit Sharing Plan, please complete and sign the following Adoption Agreement and mail it, together with the initial contribution (checks should be made payable to Investors Fiduciary Trust Company), to:

                       Investors Fiduciary Trust Company
                                 P.O. Box 407
                          Kansas City, Missouri 64141

The Employer named below hereby establishes a PROFIT SHARING PLAN (the "Plan") pursuant to the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, in accordance with the terms of the PLAN DOCUMENT OF THE RETIREMENT PLAN FOR SELF-EMPLOYED INDIVIDUALS, PARTNERSHIPS AND CORPORATIONS USING SHARES OF INTERNATIONAL INVESTORS INCORPORATED OR THE VAN ECK FUNDS, on pages 11 to 23 of this booklet, as amended from time to time (the *Plan Document"), and the related TRUST AGREEMENT, on pages 24 to 27 of this booklet, as amended from time to time, which the Employer has carefully reviewed. The Employer acknowledges receipt of a copy of the cur rent prospectus(es) and statements of additional information of the mutual fund(s) in which contributions to the Plan are to be invested. The Employer certifies as correct the following information which is part of the Plan Document as if it were set forth fully therein, and the Plan Document shall be supplemented and modified by the terms and conditions contained in this Adoption Agreement. All defined terms used herein have the meanings ascribed to them in the Plan.

1.   Retirement Plan of _______________________________________________________
                                    (Name of Employer)

2.   Employer's Business Address ______________________________________________
                                    (City, State and Zip Code)

3.   Nature of Employer's Business ____________________________________________

4.   [ ] Sole Proprietorship        [ ] Partnership      [ ]Corporation

5.   Employer's Federal Tax Identification No. ________________________________

6.   Effective Date of Adoption or Amendment __________________________________

7.   Fiscal year for Federal income tax purposes ("Plan Year"):
          [_] Calendar year   [_] Other (Specify below)
     From ______________________________ to _______________________________
               (First month)                           (Last month)

8. [The following need not be completed unless the Plan Year is other than a calendar year (see Section 7.10(d) of the Plan Document).] Employer's Limitation Year ends _______________________________________________
                                    (Month and Day)

9.   (a)  The Employer will make contributions:

          [_] without regard to Net Profit.
          [_] with regard to Net Profit, as described below:

          For each Plan Year in which the Employer has Net Profit (defined as the current or accumulated earnings of the Employer before Federal and State taxes and contributions to this or any other qualified pension, profit sharing or stock bonus plan, determined under generally accepted accounting principles) derived from the Business that exceeds $15,000 (or such other limit as is specified below), the Employer will contribute out of its Net Profit on behalf of each Participant the amount specified in (b) below.

          [The following need not be completed unless the Employer wishes to specify a level of Net Profit above which contributions to the Plan will be required other than $15,000.]

          $_________is substituted in place of $15,000 in the above sentence.

(b) [The following need not be completed unless the Employer wishes to specify, for Plan Years in which it makes a contribution pursuant to
          (a) above, a rate of contribution on behalf of each Participant which is less than 15 percent of Earned Income or Compensation.]

          For each Plan Year in which the Employer is required to make a contribution pursuant to (a) above, the Employer shall contribute in cash to the Plan:

          (i) on behalf of each Owner-Employee who is a Participant, an amount equal to 15 percent (or such other percentage as is specified below) of his Earned Income derived from the Business: and

          (ii) On behalf of each other Participant, the lesser of (A) the applicable percentage under subparagraph (i) of his Compensation (or Earned Income derived from the Business) for the Plan Year, or (B) that percentage of his Compensation (or Earned Income derived from the Business) which will equal the highest percentage of Earned Income derived from the Business contributed on behalf of any Owner-Employee.

          ___% is substituted in place of 15 percent in subparagraph (i) above

          [This subsection (b) is subject to the maximum limitation of Annual Additions described in Section 7 of the Plan Document.]

10. [If the following is not completed, the period of Service required for participation in the Plan is 2 Years of Service or such lesser number of years that the Employer has been in the Business. The period of Service required for participation may only be reduced , not increased.]

     ___ Years of Service is substituted as the period of Service prescribed in
     Section 3.1 of the Plan Document. If the Years of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fract1onal year.

11. [If the following is not completed, Hours of Service will be credited on the basis of each hour actually worked. If the Employer wishes to specify a different method of crediting Hours of Service, one of the following methods may be selected, which method shall be applied to all Employees covered by the Plan.]

     Hours of Service will be credited on the basis of:

     [_] days worked: if an Employee would be credited with at least one Hour of Service during a day, the Employee will be credited with 10 Hours of Service for that day.

     [_] weeks worked: if an Employee would be credited with at least one Hour of Service during a week, the Employee will be credited with 45 Hours of Service for that week.

     [_] months worked: if an Employee would be credited with a least one Hour of Service during a month, the Employee will be credited with 190 Hours of Service for that month.

12. [If the following is not completed, the survivor portion of the Joint and Survivor Annuity payable to the spouse of a Participant to whom it applies and who fails to elect otherwise will be 5OZ of that payable to the Participant while alive.)

     The survivor portion of the Joint and Survivor Annuity shall be ___% [not less than 50 nor greater than 100] of the amount of the annuity payable during the joint lives of the Participant and the spouse unless the Participant elects a different percentage.

13. [THE FOLLOWING MUST BE COMPLETED IF THE EMPLOYER MAINTAINS ANY OTHER QUALIFIED PENSION, PROFIT SHARING OR STOCK BONUS PLANS.]

     (a) If the Employer maintains other qualified defined contribution plans which are not Master or Prototype Plans, the Annual Addition which may be credited to any Participant's account under this Plan for any Limitation Year will be limited as follows:

     [_] In accordance with Sections 7.2, 7.3, 7.4, 7.5, 7.6 and 7.7 of the Plan Document.

     [_] The attached provisions will apply and will limit total Annual Additions to the Maximum Permissible Amount in a manner that precludes Employer discretion. [Attach applicable language on a separate sheet.]

     (b) If the Employer maintains. or at any time maintained. one or more qualified defined benefit pension plans, the sum of the Defined Contribution Fraction and the Defined Benefit Fraction (as defined in Sections 7.10(g) of the Plan Document) with respect to any Participant for a Limitation Year may not exceed 1.0. If the Employer maintains or maintained such plans, the 1.0 limitation will be met as fo11ows:

          [_] By limiting the Annual Additions to this Plan for the Limitation Year so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0.

          [_] The attached provisions will apply and will specify the 1.0 limitation in a manner that precludes Employer discretion. (Attach applicable language on a separate sheet.)

     (c) If the Employer maintains other qualified pension. profit sharing or stock bonus plans required to be aggregated with this Plan for purposes of Section 416 of the Internal Revenue Code (the top-heavy rules), the minimum required contribution under this Plan for years in which it is top-heavy will be calculated in accordance with Section
          8.4 of the Plan Document, unless the Employer wishes to designate another method which prevents inappropriate omissions or required duplication of minimum contributions or benefits. [Attach applicable language on a separate sheet if desired.]

14. For purposes of computing the Top-Heavy Ratio, the Valuation Date shall be ________ [designate date] of each year.

15. The Employer (i) hereby appoints Investors Fiduciary Trust Company, or its successor. as Trustee of the Plan; and (ii) agrees that the annual service fees of the Trustee, currently $10.00 per Participant per calendar year, may be deducted from the assets in the account of each Participant before the end of the calendar year, which fees may be changed upon notice to the Employer.

Enclosed is a check payable to Investors Fiduciary Trust Company, as Trustee, as the initial payment of contributions to the Trust Fund under the Plan, as amended from time to time, to be invested and credited to the accounts of Participants in accordance with the attached Profit Sharing Contribution Schedule.

The Employer will promptly notify the Trustee in writing of any changes in the attached schedule of Participants.

Additional series of the Van Eck Funds may be established. Subsequent Employer contributions will be invested as directed in writing by the Employer and subsequent voluntary contributions will be invested as directed in writing by the Employee or the Employer on behalf of the Employee.

An Employer who has ever maintained or who later adopts any plan (including, after December 31, 1985. a welfare benefit fund. as defined in Section 419(e) of the Internal Revenue Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Section 419A(d)(3) of the Internal Revenue Code) in addition to this Plan (other than the paired Money Purchase Plan (#002) available under the Plan Document (#01)) may not rely on the opinion letter when issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Internal Revenue Code. If an Employer who adopts or maintains multiple plans wishes to obtain confirmation that its plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

This Profit Sharing Plan Adoption Agreement may be used only in conjunction with the Plan Document. Failure to properly fill out this Adoption Agreement may result in your Plan not being qualified for tax purposes. You will be informed of any amendments to or discontinuance or abandonment of the Plan. If you have any questions, you can contact the Plan sponsor. International Investors Incorporated, at 122 East 42nd Street, New York, New York 10168, (212)687-5200, outside of New York (800)221-2220.

Date: _______  Name of Employer: _______________________________________________
                                                 (please print)

By: ____________________________________________________________________________
(Signature of Sole Proprietor, General Partner or Authorized Corporate Officer)

Acceptance of the appointment of Investors Fiduciary Trust Company as Trustee and the establishment of the Trust Fund shall be effective upon receipt by the Trustee of the Employer's check.

________________________________________________________________________________

                         INVESTMENT DEALER INFORMATION

  [Dealer completes. This is not a part of the Plan or Trust. Print or type.]

Name of Dealer Firm:          Name and Number of Dealer's Representative:

_______________________       _________________________________________________

                              Branch office Address of Dealer's Representative:

                              _________________________________________________

                     PROFIT SHARING CONTRIBUTION SCHEDULE
                     ------------------------------------


                             Initial Contributions
                             ---------------------
                                                                        Total
                      Social  Proprietor  Owner-                       Initial
 PARTICIPANT'S NAME  Security or Partner Emp1oyee  Employer/  Type of  Contri-
                              ---------- --------
     Please Print     Number  Yes   No   Yes  No   Voluntary*  Fund**  bution
-------------------------------------------------------------------------------
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________


Total initial contributions to be invested in shares of International
Investors Incorporated or the Van Eck Funds:                         $________

[If additional space is needed. please attach additional sheets.]



     ________________________

     *    Designate as E (Employer Contribution) or V (Voluntary Contribution)

     ** Use the following abbreviations to designate the Fund in which the contribution should be invested. If a participant's contribution is to more than one Fund, use a separate line for each portion of the contribution:

          International Investors Incorporated    - III
          World Trends Fund                       - WTF
          Gold Resources Fund                     - GRF
          U.S. Government Money Fund              - USF
          World Income Fund                       - WIF

                     INTERNATIONAL INVESTORS INCORPORATED

                                 VAN ECK FUNDS

                    Money Purchase Plan Adoption Agreement

INSTRUCTIONS
------------

To establish a Money Purchase plan, please complete and sign the following Adoption Agreement and mail it, together with the initial contribution (checks should be made payable to Investors Fiduciary Trust Company), to:

                       Investors Fiduciary Trust Company
                                 P.O. Box 407
                          Kansas City, Missouri 64141


The Employer named below hereby establishes a MONEY PURCHASE PLAN (the "Plan") pursuant to the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, in accordance with the terms of the PLAN DOCUMENT OF THE RETIREMENT PLAN FOR SELF-EMPLOYED INDIVIDUALS. PARTNERSHIPS AND CORPORATIONS USING SHARES OF INTERNATIONAL INVESTORS INCORPORATED OR THE VAN ECK FUNDS, on pages 11 to 23 of this booklet, as amended from time to time (the "Plan Document"), and the related TRUST AGREEMENT, on pages 24 to 27 of this booklet, as amended from time to time, which the Employer has carefully reviewed. The Employer acknowledges receipt of a copy of the current prospectus(es) and statements of additional information of the mutual fund(s) in which contributions to the Plan are to be invested. The Employer certifies as correct the following information which is part of the Plan Document as if it were set forth fully therein, and the Plan Document shall be supplemented and modified by the terms and conditions contained in this Adoption Agreement. All defined terms used herein have the meaning ascribed to them in the Plan.

1.   Retirement Plan of _______________________________________________________
                                          Name of Employer)

2.   Employer's Business Address ______________________________________________
                                          (City, State and Zip Code)

3.   Nature of Employer's Business ____________________________________________

4.   [ ] Sole Proprietorship        [ ] Partnership   [ ] Corporation

5.   Employer's Federal Tax Identification No. ________________________________

1    Effective Date of Adoption or Amendment __________________________________

7.   Fiscal year for Federal income tax purposes ("Plan Year"):

          [_] Calendar Year    [_] Other (Specify below)
     From ______________________________to ____________________________________
               (First month)        (Last month)

8. [The follow1ng need not be completed unless the Plan is other than a calendar year (see Section 7.10(d) of the Plan Document).] Employer's Limitation Year ends _____________________________________________________
                                    (Month and Day)

9. [The following need not be completed unless the Employer wishes to specify a rate of contribution on behalf of each Participant which is other than percent of Earned Income or Compensation. The Employer may specify a rate of contribution which is lesser or greater than 15 percent, but no less than 3 percent nor more than 25 percent, of Earned Income or Compensation.]

     For each Plan Year the Employer shall contribute in cash an amount equal to 15 percent (or such other percentage as is specified below) of each Participant's Earned Income or Compensation derived from the Business.

     ____% (not less than 3% nor more than 25%) is substituted in place of 15 percent in the above sentence.

     [This subsection (b) is subject to the maximum limitation on Annual Additions described in Section 7 of the Plan Document.]

10. [If the following is not completed, the period of Service required for participation in the Plan is 2 Years of Service or such lesser number of years that the Employer has been in the Business. The period of Service required for participation may only be reduced, not increased.]

     ______ Years of Service is substituted as the period of Service prescribed in Section 3.1 of the Plan Document. If the Years of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

11. [If the following is not completed, Hours of Service will be credited on the basis of each hour actually worked. If the Employer wishes to specify a different method of crediting Hours of Service, one of the following methods may be selected, which method shall be applied to all Employees covered by the Plan.]

     Hours of Service will be credited on the basis of:

     [_] days worked: if an Employee would be credited with at least one Hour of Service during a day, the Employee will be credited with 10 Hours of Service for that day.

     [_] weeks worked: if an Employee would be credited with at least one Hour of Service during a week, the Employee will be credited with 45 Hours of Service for that week.

     [_]   months worked: if an would be credited with at least one Hour of
          Service during a month, the Employee will be credited with 190 Hours of Service for that month

12. [If the following is not completed, the survivor portion of the joint and Survivor Annuity payable to the spouse of a Participant to whom it applies and who fails to elect otherwise will be 50% of that payable to the Participant while alive.]

     The survivor portion of the Joint and Survivor Annuity shall be ___% (not less than 50 nor greater than 100) of the amount of the annuity payable during the joint lives of the Participant and the spouse unless the Participant elects a different percentage.

13. [THE FOLLOWING MUST BE COMPLETED IF THE EMPLOYER MAINTAINS ANY OTHER QUALIFIED PENSION, PROFIT SHARING OR STOCK BONUS PLANS.)

     (a) If the Employer maintains other qualified defined contribution plans which are not Master of Prototype Plans, the Annual Addition which may be credited to any Participant's account under the Plan for any Limitation Year will be limited as follows:

          [_] In accordance with Sections 7.2, 7.3, 7.4, 7.5, 7.6 and 7.7 of the Plan Document.

          [_] The attached provisions will apply and will limit total Annual Additions to the Maximum Permissible Amount in a manner that precludes Employer discretion. [Attach applicable language on a separate sheet.]

     (b) If the Employer maintains, or at any time maintained, one or more qualified defined benefit pension plans, the sum of the Defined Contribution Fraction and the Defined Benefit Fraction (as defined in Sections 7.10(h) and (i) of the Plan Document) with respect to any Participant for a Limitation Year may not exceed 1.0. If the Employer maintains or maintained such plans, the 1.0 limitation will be met as follows:

          [_] By limiting the Annual Additions to this Plan for the Limitation Year so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0.

          [_] The attached provisions will apply and will specify the 1.0 limitation in a manner that precludes Employer discretion. (Attach applicable language on a separate sheet.]

     (c) If the Employer maintains other qualified pension, profit-sharing or stock bonus plans required to be aggregated with this Plan for purposes of Section 416 of the Internal Revenue Code (the top-heavy rules), the minimum required contribution under this Plan for years in which it is top-heavy will be calculated in accordance with Section
          8.4 of the Plan Document, unless the Employer wishes to designate another method which prevents inappropriate omissions or required duplication of minimum contributions or benefits. [Attach applicable language in a separate sheet if desired.]

14. For purposes of computing the Top-Heavy Ratio, the Valuation Date shall be __________ [designate date] of each year.

15. [The following need not be completed unless the Employer intends to apply for a waiver of the minimum funding requirements under Section 412(d) Internal Revenue Code.]

     The following language satisfies the requirements of Revenue Ruling 78-223 in the case of a waiver of the minimum funding requirements: ___________ [Attach separate sheet if necessary.]

16. The Employer (i) hereby appoints Investors Fiduciary Trust Company, or its successor, as Trustee of the Plan; and (ii) agrees that the annual service fees of the Trustee, currently $10.00 per Participant per calendar year, may be deducted from the assets in the account of each Participant before the end of the calendar year, which fees may be changed upon notice to the Employer.

Enclosed is a check payable to Investors Fiduciary Trust Company, as Trustee, as the initial payment of contributions to the Trust Fund under the Plan, as amended from time to time, to be invested and credited to the accounts of Participants in accordance with the attached Money Purchase Contribution Schedule.

The Employer will promptly notify the Trustee in writing of any changes in the attached schedule of Participants.

Additional series of the Van Eck Funds may be established. Subsequent Employer contributions will be invested as directed in writing by the Employer and subsequent voluntary contributions will be invested as directed in writing by the Employee or the Employer on behalf of the Employee.

An Employer who has ever maintained or who later adopts any plan (including, after December 31, 1985, a welfare benefit fund, as defined in Section 419(e) of the Internal Revenue Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in Section 419A(d)(3) of the Internal Revenue Code) in addition to this Plan (other than the paired Profit Sharing Plan (#001) available under the Plan Document (#01)) may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Internal Revenue Code. If an Employer who adopts or maintains multiple plans wishes to obtain confirmation that its plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

This Monthly Purchase Plan Adoption Agreement may be used only in conjunction with the Plan Document. Failure to properly fill out this Adoption Agreement may result in your Plan not being qualified fur tax purposes. You will be informed of any amendments to or discontinuance or abandonment of the Plan. If you have any questions, you can contact the Plan sponsor, International Investors Incorporated, at 122 East 42nd Street, New York, New York 10168, (212)687-5200, outside of New York (800)221-2220.

Date: _________  Name of Employer: ____________________________________________
                                                (please print)

By: ___________________________________________________________________________
(Signature of Sole Proprietor, General Partner or Authorized Corporate Officer)

Acceptance of the appointment of Investors Fiduciary Trust Company as Trustee and the establishment of the Trust Fund shall be effective upon receipt by the Trustee of the Employer's check.

________________________________________________________________________________

                         INVESTMENT DEALER INFORMATION
  [Dealer completes. This is not a part of the Plan or Trust. Print or type.]

Name of Dealer Firm:          Name and Number of Dealer's Representative:

______________________        _________________________________________________

                              Branch Office Address of Dealer's Representative:

                              _________________________________________________

                      MONEY PURCHASE CONTRIBUTION SCHEDULE



                             Initial Contributions
                             ---------------------
                                                                        Total
                      Social  Proprietor  Owner-                       Initial
 PARTICIPANT'S NAME  Security or Partner Emp1oyee  Employer/  Type of  Contri-
                              ---------- --------
     Please Print     Number  Yes   No   Yes  No   Voluntary*  Fund**  bution
-------------------------------------------------------------------------------

                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________
                       / /
______________________________________________________________________________


Total initial contributions to be invested in shares of International
Investors Incorporated or the Van Eck Funds:                         $________


[If additional space is needed. please attach additional sheets.]


     ________________________

     *    Designate as E (Employer Contribution) or V (Voluntary Contribution)

     ** Use the following abbreviations to designate the Fund in which the contribution should be invested. If a participant's contribution is to more than one Fund, use a separate line for each portion of the contribution:

          International Investors Incorporated    - III
          World Trends Fund                       - WTF
          Gold Resources Fund                     - GRF
          U.S. Government Money Fund              - USF
          World Income Fund                       - WIF